Exhibit 10.16

INTERVIDEO, INC.

CHANGE OF CONTROL AGREEMENT

This Change of Control Agreement (the “Agreement”) is made and entered into effective as of                     , 2003 (the “Effective Date”), by and between                              (the “Employee”) and InterVideo, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Section 1 below.

R E C I T A L S

A. It is expected that the Company from time to time will consider the possibility of a Change of Control. The Board of Directors of the Company (the “Board”) recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities.

B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his employment and to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

C. In order to provide the Employee with enhanced financial security and sufficient encouragement to remain with the Company notwithstanding the possibility of a Change of Control, the Board believes that it is imperative to provide the Employee with certain benefits upon the Employee’s termination of employment following a Change of Control.

AGREEMENT

In consideration of the mutual covenants herein contained and the continued employment of Employee by the Company, the parties agree as follows:

1. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

(a) Cause. “Cause” shall mean (i) any act of dishonesty, fraud or mispresentation taken by the Employee in connection with his responsibilities as an employee, (ii) Employee’s conviction of, or entering a plea of nolo contendere to, a felony which the Board reasonably believes has had or will have a detrimental effect on the Company’s reputation or business, (iii) Employee’s breach of any confidentiality agreement or invention assignment agreement between the Employee and the Company, (iv) a willful act or gross negligence by the Employee which constitutes misconduct and is injurious to the Company, and (v) continued violations by the Employee of the Employee’s obligations to the Company after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company’s belief that the Employee has not substantially performed his duties.

(b) Change of Control. “Change of Control” shall mean the occurrence of any of the following events after the date of this Agreement:

(i) the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(ii) the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) the approval by the stockholders of the Company of a plan of complete liquidation of the Company; or

(iv) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities.

(c) Involuntary Termination. “Involuntary Termination” shall mean (i) without the Employee’s express written consent, a significant reduction of the Employee’s duties or responsibilities relative to the Employee’s duties or responsibilities in effect immediately prior to such reduction, or the removal of the Employee from such duties and responsibilities, unless the Employee is provided with comparable duties and responsibilities; provided, however, that a reduction in title solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when a Vice President of the Company remains as such following a Change of Control but is not made a Vice President of the acquiring corporation) shall not constitute an “Involuntary Termination;” (ii) without the Employee’s express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a reduction by the Company of at least 25% of the Employee’s base salary as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee’s overall benefits package is significantly reduced; (v) without the Employee’s express written consent, the relocation of the Employee to a facility or a location more than fifty (50) miles from his current location; (vi) any purported termination of the Employee by the Company which is not effected for Cause or for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 6 below.

2. Term of Agreement. This Agreement shall terminate upon the date that all obligations of the parties hereto under this Agreement have been satisfied or, if earlier, on the date, prior to a Change of Control, Employee is no longer employed by the Company.

3. At-Will Employment. The Company and the Employee acknowledge that the Employee’s employment is and shall continue to be at-will, as defined under applicable law. If the Employee’s employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be established under the Company’s then existing employee benefit plans or policies at the time of termination.

4. Stock Options Acceleration.

(a) Termination Following A Change of Control. If the Employee’s employment with the Company terminates as a result of an Involuntary Termination at any time within one (1) month prior to or thirteen (13) months after a Change of Control, all stock options granted by the Company to the Employee prior to the termination shall become fully vested and exercisable as of the date of the termination to the extent such stock options are outstanding and unexercisable at the time of such termination and all stock subject to a right of repurchase by the Company (or its successor) that was purchased prior to the termination shall have such right of repurchase lapse with respect to all of the shares

(b) Termination Apart from a Change of Control. If the Employee’s employment with the Company terminates other than as a result of an Involuntary Termination within the one (1) month prior to or thirteen (13) months following a Change of Control, then the Employee shall not be entitled to receive any benefits hereunder, but may be eligible for those benefits (if any) as may then be established under the Company’s then existing severance and benefits plans and policies at the time of such termination.

(c) Accrued Wages and Vacation; Expenses. Without regard to the reason for, or the timing of, Employee’s termination of employment: (i) the Company shall pay the Employee any unpaid base salary due for periods prior to the termination; (ii) the Company shall pay the Employee all of the Employee’s accrued and unused vacation through the termination; and (iii) following submission of proper expense reports by the Employee, the Company shall reimburse the Employee for all expenses reasonably and necessarily incurred by the Employee in connection with the business of the Company prior to the termination. These payments shall be made promptly upon termination and within the period of time mandated by law.

5. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Employee (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Employee’s benefits under this Agreement shall be either

(a) delivered in full, or

(b) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Employee on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

Unless the Company and the Employee otherwise agree in writing, any determination required under this Section shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

6. Successors.

(a) Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the Company’s obligations under this Agreement and agree expressly to perform the Company’s obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

(b) Employee’s Successors. Without the written consent of the Company, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

7. Notices. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by an overnight courier or the U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

8. Arbitration.

(a) Any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Santa Clara County, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the “Rules”). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.

(b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Employee hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

(c) Employee understands that nothing in this Section modifies Employee’s at-will employment status. Either Employee or the Company can terminate the employment relationship at any time, with or without Cause or notice.

(d) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT SUBMITTING ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, CONSTITUTES A WAIVER OF EMPLOYEE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

(i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

(ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq;

(iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

9. Miscellaneous Provisions.

(a) Waiver. No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(b) Integration. This Agreement and any outstanding stock option agreements referenced herein represent the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements, whether written or oral, with respect to this Agreement and any stock option agreement.

(c) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California.

(d) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(e) Employment Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

(f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:	INTERVIDEO, INC.

By:

Name:

Title:

EMPLOYEE:
Signature

Printed Name